EXHIBIT 10.1

                              YEAR 2003 STOCK GRANT

1. Purpose. This Year 2003 Stock Grant (the 'Grant') of Yi Wan Group, Inc.
(the 'Company') for selected employees, officers, directors and key consultants and advisors to the Company is intended to advance the best interests of the
Company by providing personnel who have substantial responsibility for the management and growth of the Company and its subsidiaries with additional incentive by increasing their proprietary interest in the success of the
Company, thereby encouraging them to remain in the employ of the Company or any of its subsidiaries.

2. Administration. The Grant shall be administered by the Board of Directors of the Company (the 'Board') which shall keep the minutes of its proceedings with regard to the Grant and all records, documents, and data pertaining to its administration of the Grant. A majority of the members of the Board shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Board may take any action otherwise proper under the Grant by the affirmative vote, taken without a meeting, of a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Grant shall be subject to the determination of the Board. The actions of the Board in exercising all of the rights, powers and authorities set out in this Grant, when performed in good faith and in its sole judgment, shall be final, conclusive, and binding on the parties.

3. Shares Available Under the Grant. The stock subject to the Stock Grants shall be shares of the Company's Common Stock, no par value, (the 'Common Stock'). The total number of shares of Common Stock available under the Grant shall be
250,000 shares of Common Stock. The number of shares offered under this Grant may be increased by a majority vote of the Board of Directors. Such shares may be treasury shares or authorized but unissued shares.

4. Eligibility. The individuals who shall be eligible to participate shall be any officer, director, employee, consultant, advisor or other person providing key services to the Company who are not engaged in any prohibited activity (hereinafter such persons may sometimes be referred to as the 'Eligible
Individuals.') Prohibited Activity shall include the following:
i. services rendered to the Company not in connection with a capital raising or market making transaction;
ii. services in connection with the offer or sale of securities in a capital-raising transaction that directly or indirectly promotes or maintains a market for the Company's securities;
iii. services by current or future auditors of the Company;
iv. services performed by compensate promoters of the Company;
v. services involving any promotion or marketing of the Company or shareholder or investor relations services; and
vi. services in connection with a shell merger.

5. Authority to Grant Stock Grants. The Board in its discretion and subject to the provisions of the Grant, may grant the following from time to time to eligible individuals of the Company:
Stock Grants. The Board may Grant and issue shares of Common Stock under the
Grant to an eligible individual ('Stock Grant'). Stock Grants may be made in lieu of cash compensation or as additional compensation. Stock Grants may also be made pursuant to performance based goals established by the Board.

Subject only to any applicable limitations set forth in the Grant, the number of shares of Common Stock covered by any Stock Grant, shall be determined by the
Board.

6. Stock Grants.
(a) Grants in Lieu of Compensation. The Board may grant Common Stock to an
Eligible Individual under the Grant, without any payment by the individual, in lieu of certain cash compensation or as additional compensation. The Stock Grant is subject to appropriate tax withholding. After compliance with the tax withholding requirements, a stock certificate shall be issued to the individual recipient of the Stock Grant. The certificate shall bear such legend, if any, as the Board determines is reasonably required by applicable law. Prior to receipt of a Stock Grant, the individual must comply with appropriate requests of the
Board to assure compliance with all relevant laws.
(b) Performance Based Grants. The Board may Grant shares of Common Stock, without any payment for such shares, to designated individuals if specified performance goals established by the Board are satisfied. The designation of an employee eligible for a specific performance based Stock Grant shall be made by the Board in writing prior to the beginning of the 12-month period for which the performance is measured. The Board shall establish the number of shares to be issued to a designated employee if the performance goal is met. The Board must certify in writing that a performance goal has been met prior to issuance of any certificate for a performance based Stock Grant to any employee. If the Board certifies the entitlement of an employee to the performance based Stock Grant, the certificate shall be issued to the employee as soon as administratively practicable, and subject to other applicable provisions of the Grant, including but not limited to, all legal requirements and tax withholding. Performance goals determined by the Board may be based on specified increases in net profits, stock price, Company or segment sales, market share, earnings per share, and/or return on equity.

7. The Company may, but shall not be obligated to, register any securities covered by a Stock Grant pursuant to the 1933 Act (as now in effect or as hereafter amended) and, in the event any shares are registered, the Company may remove any legend on certificates representing these shares. The Company shall not be obligated to take any other affirmative action in order to cause the
Stock Grant to comply with any law or regulation of any governmental authority.

8. Employment Obligation. The granting of any Stock Grant shall not impose upon the Company any obligation to employ or continue to employ any grantee; and the right of the Company to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that a Stock
Grant has been granted to him.

9. Changes in the Company's Capital Structure. The existence of outstanding
Stock Grants shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common
Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
If the Company effects a subdivision or consolidation of shares or other capital readjustment, the payment of a dividend in capital stock or other equity securities of the Company on, its Common Stock, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving consideration therefor in money, services, or property, or the reclassification of its Common Stock, in whole or in part, into other equity securities of the
Company, then (a) the number, class and per share price of shares of Common
Stock subject to Stock Grants hereunder shall be appropriately adjusted (or in the case of the issuance of other equity securities as a dividend on, or in a reclassification of, the Common Stock, the Stock Grants shall extend to such other securities) in a manner so as to entitle a grantee to receive, for the same aggregate cash consideration, and for a Grant of pending performance based
Stock Grants, the same total number and class or classes of shares or in the case of a dividend of, or reclassification into, other equity securities, those other securities) he would have held after adjustment if the Stock Grant was earned, immediately prior to the event requiring the adjustment, or, if applicable, the record date for determining shareholders to be affected by the adjustment; and (b) the number and class of shares then reserved for issuance under the Grant(or in the case of a dividend of, or reclassification into, other equity securities, those other securities) shall be adjusted by substituting for the total number and class of shares of stock then reserved, the number and class or classes of shares of stock (or in the case of a dividend of, or reclassification into, other equity securities, those other securities) that would have been received by the owner of an equal number of outstanding shares of Common Stock as a result of the event requiring the adjustment. Comparable rights shall accrue to each employee in the event of successive subdivisions, consolidations, capital adjustments, dividends or reclassifications of the character described above. Appropriate adjustments shall also be made to pending
Stock Grants. Except as hereinbefore expressly provided, the issue by the
Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of
Common Stock then subject to outstanding Stock Grants.

10. Amendment or Termination of Grant. The Board may at any time alter, suspend, amend, or terminate the Grant.

11. Forfeitures. Notwithstanding any other provisions of this Grant, if the
Board finds by a majority vote after full consideration of the facts that the employee, before or after termination of his employment with the Company or its subsidiaries for any reason (a) committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by the Company or its subsidiaries, which conduct damaged the Company or its subsidiaries, or disclosed trade secrets of the Company or its subsidiaries, or (b) participated, engaged in or had a financial or other interest, whether as an employee, officer, director, consultant, contractor, shareholder, owner, or otherwise, in any commercial endeavor in the United
States which is competitive with the business of the Company or its subsidiaries without the written consent of the Company or its subsidiaries, the employee shall forfeit all outstanding Stock Grants which are not fully vested, including all rights related to such matters, and including any performance based Stock
Grants to which he may be entitled, and other elections pursuant to which the
Company has not yet delivered a stock certificate. Clause (b) shall not be deemed to have been violated solely by reason of the employee's ownership of stock or securities of any publicly owned corporation, if that ownership does not result in effective control of the corporation. The decision of the Board as to the cause of the employee's discharge, the damage done to the Company or its subsidiaries, and the extent of the employee's competitive activity shall be final. No decision of the Board, however, shall affect the finality of the discharge of the employee by the Company or its subsidiaries in any manner. To provide the Company with an opportunity to enforce this Section, no certificate for Stock may be issued under this Grant without the certification by the Board that no action forbidden by this provision has been raised for their determination.

12. Tax Withholding. The Company shall be entitled to deduct from other compensation payable to each employee any sums required by federal, state, or local tax law to be withheld with respect to the grant, vesting, as appropriate, of an Stock Grant. In the alternative, the Company may require the employee (or other person receiving the Stock Grant) to pay the sum directly to the employer corporation.

13. Written Agreement. Each Stock Grant granted hereunder shall be embodied in a written agreement, which shall be subject to the terms and conditions prescribed herein, and shall be signed by the grantee and by an appropriate officer of the
Company on behalf of the Company. Each agreement shall contain other provisions which the Board in its discretion shall deem advisable.

14. Governing Law and Interpretation. This Grant shall be governed by the laws of the state of Florida. Headings contained in this are for convenience only and shall in no manner be construed as part of this Grant.

15. Effective Date. This Grant shall become effective as of December 1, 2002
(the 'Effective Date') and shall terminate on the 1st anniversary of the
Effective Date.

Accepted by the Board of Directors

   /s/ Cheng Wan Ming
Cheng Wan Ming, President and Chairman of the Board

   /s/ Wu Zeming
Wu Zeming, Chief Financial Officer and Director

   /s/ You Yingliu
You Yingliu, Director

   /s/ Zhang Haoyu
Zhang Haoyu, Director

   /s/ Yang Huijuan
Yang Huijuan, Director

   /s/ Luo Guanying
Luo Guanying, Director

   /s/ Liang Xiaogen
Liang Xiaogen, Director

   /s/ Cheng Manli
Cheng Manli, Director

   /s/ Cen Minhong
Cen Minhong, Director

   /s/ Cheng Wanqing
Cheng Wanqing, Director

   /s/ Cheng Deqiang
Cheng Deqiang, Director